Exhibit 99.1

CLENE ANNOUNCES REGISTERED DIRECT OFFERING OF OVER $28 MILLION

●	Oversubscribed registered direct offering priced above market to new, existing and insider investors, including Boxer Capital Management, Coastlands Capital, and Vivo Capital
●	Initial financing tranche of over $6 million, which we expect will provide cash runway into the third quarter of 2026 enabling funding through potential NDA acceptance decision by the FDA, with two additional financing tranches totaling over $22 million contingent on NDA acceptance and NDA approval by the FDA
●	Completion of this financing through its three tranches is expected to provide the Company with sufficient capital into early 2027, which we expect will allow potential commercialization of CNM-Au8 in ALS

SALT LAKE CITY, Jan. 09, 2026 (GLOBE NEWSWIRE) -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries, “Clene” or the “Company”) and its wholly owned subsidiary, Clene Nanomedicine, Inc., a late clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS), today announced a registered direct offering priced above market under Nasdaq rules of over $28 million by new and existing investors.

“We are happy to welcome top-tier investors Boxer Capital, Coastlands Capital and Vivo Capital, along with other current insider investors, who share our excitement and enthusiasm for the important work that Clene has undertaken in ALS,” said Rob Etherington, CEO of Clene, Inc. “Their investment further validates the promise and potential of ALS biomarkers and survival data for a planned New Drug Application in ALS in 2026 for CNM-Au8, on which Clene has been focused.”

Financing Into 2027 From Biotech Investor Syndicate of Boxer Capital LLC, Coastlands Capital LLC, and Vivo Capital

On January 9, 2026, Clene entered into securities purchase agreements for the issuance and sale of:

1.

928,333 shares of common stock and accompanying warrants at an offering price of $6.50 per unit for each investor, totaling $6.03 million of gross proceeds, which is expected to fund Clene into the third quarter of 2026;

2.

Series A Warrants, which entitle each purchaser to purchase its pro rata share of the number of shares of common stock determined by dividing $6,684,000 by the applicable exercise price. Each Series A Warrant will have an initial exercise price of $6.00 per share. All Series A Warrants will be exercisable immediately upon issuance.   The exercise price of each Series A Warrant will increase to $7.00 per share if either: (a) the warrant is exercised prior to the Company’s public announcement of the FDA’s posted PDUFA action date for the CNM-Au8 NDA (the “PDUFA Date Announcement”), which is expected to occur in the first quarter of 2026; or (b) the volume-weighted average price of the Company’s common stock equals or exceeds $10.00 on the measurement date associated with the PDUFA Date Announcement. The measurement date is the trading day of the announcement if made before 9:00 a.m. New York City time, or the next trading day if made at or after 9:01 a.m. New York City time or on a non-trading day. The potential gross proceeds from the exercise of the Series A Warrants totals approximately $6.7 million and is expected to fund the Company through the end of 2026; and

3.

Series B Warrants, which entitle each purchaser to purchase its pro rata share of the number of shares of common stock determined by dividing $15,596,000 by the applicable exercise price. Each Series B Warrant will have an initial exercise price of $6.00 per share. All Series B Warrants will be exercisable immediately upon issuance.   The exercise price of each Series B Warrant is subject to increase based on the timing of exercise and the common stock’s volume-weighted average price in connection with the Company’s public announcement of its receipt of written FDA approval for the CNM-Au8 NDA in ALS (the “FDA Approval Announcement”). The exercise price will increase to $12.50 per share if the Series B Warrant is exercised before the FDA Approval Announcement. If the Series B Warrant is exercised after the FDA Approval Announcement, it will increase to: (a) $10.00 per share, if the volume-weighted average price of Clene’s common stock on Nasdaq is equal to or greater than $20.00 on the measurement date associated with the FDA Approval Announcement or (b) $12.50 share, if the volume-weighted average price of Clene’s common stock on Nasdaq is equal to or greater than $25.00 on the measurement date. The measurement date is the trading day of the announcement if made before 9:00 a.m. New York City time, or the next trading day if made at or after 9:01 a.m. New York City time or on a non-trading day. The potential gross proceeds from the exercise of the Series B Warrants totals approximately $15.6 million and is expected to fund the Company’s commercialization efforts.

The Company may redeem or call the Series A Warrants and the Series B Warrants for cancellation if the closing price of the Company’s common stock exceeds the then-effective exercise price on or after the applicable measurement date. In such case, the Company will have seven (7) business days (the seventh day, the “Call Date”) to exercise this right. On the Call Date, all unexercised warrants will be automatically redeemed by the Company for $0.01 per share. Subject to this redemption right, the Series A Warrants expire three (3) years from issuance and the Series B Warrants expire five (5) years from issuance.

The gross proceeds from the offering are expected to be approximately $28 million.

BTIG, LLC is acting as sole placement agent for the offering. The offering is expected to close on or about January 12, 2026, subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-286058), previously filed with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Additionally, when available, electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained from: BTIG, LLC by mail at 65 East 55th Street, New York, New York 10022, by telephone at (212) 593-7555 or by e-mail at ProspectusDelivery@btig.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there by any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

--------------

About Clene

Clene Inc. (Nasdaq: CLNN), along with its subsidiaries, “Clene” and its wholly owned subsidiary Clene Nanomedicine, Inc., is a late clinical-stage biopharmaceutical company focused on improving mitochondrial health and protecting neuronal function to treat neurodegenerative diseases, including amyotrophic lateral sclerosis, Parkinson’s disease, and multiple sclerosis. CNM-Au8® is an investigational first-in-class therapy that improves central nervous system cells’ survival and function via a mechanism that targets mitochondrial function and the NAD pathway while reducing oxidative stress. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on X (formerly Twitter) and LinkedIn.

About CNM-Au8®

CNM-Au8 is an oral suspension of gold nanocrystals developed to restore neuronal health and function by increasing energy production and utilization. The catalytically active nanocrystals of CNM-Au8 drive critical cellular energy producing reactions that enable neuroprotection and remyelination by increasing neuronal and glial resilience to disease-relevant stressors. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding the timing of the Company’s meeting with the FDA, the timing of the Company’s NDA submission, the biomarker findings supporting an NDA submission, the ability of the proceeds from the first tranche to fund the Company into the third quarter of 2026, the ability of the proceeds from the second tranche to fund the Company through the end of 2026, the ability of the proceeds from the third tranche to fund the Company’s commercialization efforts, the amount of the gross proceeds, and the timing of the closing of the offering. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include general market conditions, whether clinical trials demonstrate the efficacy and safety of our drug candidates to the satisfaction of regulatory authorities, or do not otherwise produce positive results which may cause us to incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved; our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates; and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Investor Contact: Kevin Gardner, LifeSci Advisors; kgardner@lifesciadvisors.com; 617-283-2856